UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Concurrent with its initial public offering in April 2013 (the “IPO”), Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain of its existing investors, including investors affiliated with MissionPoint Capital Partners, LLC (“MissionPoint”), an affiliate of one of the Company’s directors. Pursuant to the Registration Rights Agreement, at any time following 180 days after the IPO, upon the request of MissionPoint, the Company is required to file a registration statement (the “Resale Registration Statement”) registering the resale of 326,437 shares of Company common stock issuable upon the redemption of units of limited partnership (“OP Units”) in the Company’s operating partnership (the “Operating Partnership”), held by MissionPoint.

On January 2, 2014, the Company and MissionPoint agreed to delay the requirement to file the Resale Registration Statement until the Company was eligible to file a short-form registration statement on Form S-3 in order to avoid the additional expense for the Company of filing a resale registration statement before the Company was eligible to use a short-form registration statement. Under the terms of the partnership agreement of the Operating Partnership, holders of OP Units have the right to cause the Operating Partnership to purchase their OP Units for cash in an amount equal to the average of the closing trading price of a share of the Company’s common stock for the ten trading days before the day on which the redemption notice is given to the Operating Partnership, or, at the Company’s option, by issuing shares of Company common stock on a one-for-one basis. However, in exchange for the agreement to delay the filing of the Resale Registration Statement, the Company has agreed with MissionPoint that until the Resale Registration Statement is effective, the Company will not exercise its right under the partnership agreement to deliver shares of Company common stock in lieu of cash upon a request for redemption of OP Units held by MissionPoint (or certain of its affiliates) and instead will redeem such OP Units for cash in accordance with the terms of the partnership agreement.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

January 7, 2013	By:	/s/ Steven L. Chuslo
		Name:	Steven L. Chuslo
		Title:	Executive Vice President and General Counsel